Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2024 Financial Results

ALAMEDA, Calif., July 30, 2024 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the second quarter ended June 30, 2024.
•Revenue of $299.4 million in the second quarter of 2024, an increase of 14.5% or 14.7% in constant currency1, compared to the second quarter of 2023.
•U.S. thrombectomy revenue of $153.7 million in the second quarter of 2024 increased 24.9% compared to the second quarter of 2023.
•Loss from operations of $81.0 million, which includes $110.3 million of one-time non-cash impairment and inventory write-down charges related to its Immersive Healthcare assets, and non-GAAP income from operations1 of $31.7 million in the second quarter of 2024.
•Adjusted EBITDA1 of $46.3 million or adjusted EBITDA margin of 15.5% in the second quarter of 2024.
•Cash and marketable investments increased $26.2 million in the second quarter of 2024 compared to the first quarter of 2024 driven by an increase in non-GAAP profitability and improvements in working capital.
Second Quarter 2024 Financial Results
Total revenue increased to $299.4 million for the second quarter of 2024 compared to $261.5 million for the second quarter of 2023, an increase of 14.5%, or 14.7% in constant currency1. The United States represented 72.9% of total revenue and international represented 27.1% of total revenue for the second quarter of 2024. Revenue from the U.S. increased 16.8% while revenue from our international regions increased 8.7%, or 9.4% in constant currency1. Revenue from sales of our global thrombectomy products grew to $203.5 million in the second quarter of 2024, an increase of 25.2%, or 25.4% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 24.9% over the same period a year ago. Revenue from sales of our global embolization and access products declined to $95.9 million for the second quarter of 2024, a decrease of 3.1%, or 3.0% in constant currency1 from the same period a year ago, driven primarily by our international embolization and access products which decreased by 10.8% from the same period a year ago.

Gross profit for the second quarter of 2024 was $162.8 million, or 54.4% of total revenue, including a $33.4 million inventory impairment charge to cost of revenue in connection with an inventory write-down due to the impairment of assets related to our immersive healthcare business. Excluding this charge, non-GAAP gross profit1 was $196.2 million, or 65.5% of total revenue for the second quarter of 2024, compared to GAAP and non-GAAP gross profit of $166.9 million, or 63.8% of total revenue for the second quarter of 2023. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition for both periods and a $76.9 million long-lived assets impairment charge associated with the impairment of assets related to our immersive healthcare business during the second quarter of 2024, were $243.8 million, or 81.4% of total revenue for the second quarter of 2024, and $149.0 million, or 57.0% of total revenue for the second quarter of 2023. Excluding the charges noted above, total non-GAAP operating expenses1 were $164.5 million, or 54.9% of total revenue, for the second quarter of 2024, and $146.6 million, or 56.1% of total revenue for the second quarter of 2023. R&D expenses were $24.9 million for the second quarter of 2024, compared to $21.5 million for the second quarter of 2023. SG&A expenses were $141.9 million for the second quarter of 2024, compared to $127.4 million for the second quarter of 2023.

Loss from operations was $81.0 million for the second quarter of 2024, compared to income from operations of $17.9 million for the second quarter of 2023. Excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition of $2.4 million for both periods and $110.3 million in impairment charges associated with the assets related to our immersive healthcare business for the second quarter of 2024, non-GAAP income from operations1 was $31.7 million for the second quarter of 2024 compared to non-GAAP income from operations of $20.3 million for the second quarter of 2023.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Updated Full Year 2024 Financial Outlook
The Company is updating its guidance range for 2024 total revenue to $1,180 million to $1,200 million, which is a reduction of $60 million at the midpoint from its previous guidance range of $1,230 million to $1,270 million. The $60 million change in guidance comes from 4 distinct components impacting our revenue in the second half of the year:

•$20 million reduction to our business in China due to a more challenging economic backdrop for medical devices in the near-term;
•$15 million from our European business primarily from a slight delay to the expected launch timing of FLASH and BOLT 7 CAVT products in Europe;
•$5 million in revenue from our Immersive Healthcare business, due to our strategic move; and
•Approximately $20 million change to our guidance for U.S. thrombectomy growth for full year 2024, which is now expected to be 23-25% year-over-year compared to 2023. This change aligns with our new guidance philosophy.

The Company continues to expect non-GAAP gross margin expansion in the range of 100 to 150 basis points in 2024 compared to full year 2023. The Company also continues to expect non-GAAP operating margin expansion of 100-200 basis points in 2024, with the timing of the reduction of Immersive Healthcare expenses being a primary driver of where the Company will land relative to this range.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2024 financial results after market close on Tuesday, July 30, 2024 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 for domestic and international callers (conference id: 5872954), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP gross profit and non-GAAP gross margin. The adjustments to the GAAP financial measures reflect the exclusion of non-cash inventory write-down charges related to the review of our immersive healthcare asset group for impairment.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements;
•non-recurring litigation related expenses; and
•non-cash long-lived asset impairment and inventory write-down charges related to the impairment of our immersive healthcare asset group.

Adjusted EBITDA. The Company's adjusted EBITDA reflects the exclusion from GAAP net (loss) income of:

•non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges;
•non-operating items such as interest income, interest expense, and (benefit from) provision for income taxes; and
•non-recurring litigation related expenses.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP gross profit and non-GAAP gross margin useful metrics to investors as they eliminate the impact of non-cash inventory charges related to the impairment of our immersive healthcare asset group and allow a more direct comparison of our business performance between periods. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash long-lived asset impairment and inventory write-down charges related to the impairment of our immersive healthcare asset group, the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, and expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees. Further, we consider adjusted EBITDA a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation, depreciation and amortization, and impairment charges, non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes and non-recurring litigation related expenses.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$288,332	$167,486
Marketable investments	51,363	121,701
Accounts receivable, net	200,831	201,768
Inventories	373,799	388,023
Prepaid expenses and other current assets	29,470	36,424
Total current assets	943,795	915,402
Property and equipment, net	57,709	72,691
Operating lease right-of-use assets	183,316	188,756
Finance lease right-of-use assets	29,366	31,092
Intangible assets, net	6,955	71,056
Goodwill	166,050	166,270
Deferred taxes	108,852	85,158
Other non-current assets	38,518	25,880
Total assets	$1,534,561	$1,556,305
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,822	$27,155
Accrued liabilities	104,071	110,555
Current operating lease liabilities	11,776	11,203
Current finance lease liabilities	2,325	2,231
Total current liabilities	150,994	151,144
Non-current operating lease liabilities	192,216	197,229
Non-current finance lease liabilities	22,501	23,680
Other non-current liabilities	7,619	5,308
Total liabilities	373,330	377,361
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	1,080,580	1,047,198
Accumulated other comprehensive loss	(5,048)	(3,151)
Retained earnings	85,660	134,858
Total stockholders’ equity	1,161,231	1,178,944
Total liabilities and stockholders’ equity	$1,534,561	$1,556,305

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$299,403	$261,499	$578,058	$502,897
Cost of revenue	136,574	94,638	234,090	184,964
Gross profit	162,829	166,861	343,968	317,933
Operating expenses:
Research and development	24,942	21,537	49,568	41,523
Sales, general and administrative	141,903	127,435	286,315	250,513
Impairment charge	76,945	—	76,945	—
Total operating expenses	243,790	148,972	412,828	292,036
(Loss) income from operations	(80,961)	17,889	(68,860)	25,897
Interest and other income, net	3,087	1,647	5,612	2,291
(Loss) income before income taxes	(77,874)	19,536	(63,248)	28,188
(Benefit from) provision for income taxes	(17,674)	576	(14,050)	666
Net (loss) income	$(60,200)	$18,960	$(49,198)	$27,522

Net (loss) income per share:
Basic	$(1.55)	$0.49	$(1.27)	$0.72
Diluted	$(1.55)	$0.48	$(1.27)	$0.70
Weighted average shares outstanding:
Basic	38,793,341	38,320,999	38,755,337	38,254,042
Diluted	38,793,341	39,201,155	38,755,337	39,151,412

Penumbra, Inc.
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$162,829	$166,861	$343,968	$317,933
GAAP gross profit includes the effect of the following item:
Inventory impairment charge[2]	33,359	—	33,359	—
Non-GAAP gross profit	$196,188	$166,861	$377,327	$317,933
GAAP gross margin	54.4%	63.8%	59.5%	63.2%
Non-GAAP gross margin	65.5%	63.8%	65.3%	63.2%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents a charge of $33.4 million to cost of revenue in connection with an inventory write-down to net realizable value due to the immersive healthcare asset group impairment during the three months ended June 30, 2024.

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP (Loss) Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating expenses	$243,790	$148,972	$412,828	$292,036
GAAP operating expenses includes the effect of the following items:
Impairment charge[2]	76,945	—	76,945	—
Non-recurring litigation related expenses	—	—	4,823	—
Amortization of finite lived intangible assets acquired	2,380	2,380	4,759	4,759
Non-GAAP operating expenses	$164,465	$146,592	$326,301	$287,277

GAAP (loss) income from operations	$(80,961)	$17,889	$(68,860)	$25,897
GAAP (loss) income from operations includes the effect of the following items:
Impairment charge[2]	110,304	—	110,304	—
Non-recurring litigation related expenses	—	—	4,823	—
Amortization of finite lived intangible assets acquired	2,380	2,380	4,759	4,759
Non-GAAP income from operations	$31,723	$20,269	$51,026	$30,656

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023		Six Months Ended June 30, 2024		Six Months Ended June 30, 2023
	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS
GAAP net (loss) income	$(60,200)	$(1.55)	$18,960	$0.48	$(49,198)	$(1.27)	$27,522	$0.70
GAAP net (loss) income includes the effect of the following items:
Impairment charge[2]	110,304	2.82	—	—	110,304	2.82	—	—
Non-recurring litigation related expenses	—	—	—	—	4,823	0.12	—	—
Amortization of finite lived intangible assets acquired	2,380	0.06	2,380	0.06	4,759	0.12	4,759	0.13
Tax effects on the non-GAAP adjustments above[3]	(27,157)	(0.69)	(558)	(0.01)	(28,893)	(0.73)	(1,116)	(0.03)
Excess tax benefits related to stock compensation awards	(119)	—	(3,945)	(0.10)	(406)	(0.01)	(5,385)	(0.14)
Non-GAAP net income	$25,208	$0.64	$16,837	$0.43	$41,389	$1.05	$25,780	$0.66

GAAP diluted EPS		$(1.55)		$0.48		$(1.27)		$0.70
Non-GAAP diluted EPS[4]		$0.64		$0.43		$1.05		$0.66

Weighted average shares outstanding used to compute:
GAAP diluted EPS	38,793,341		39,201,155		38,755,337		39,151,412
Non-GAAP diluted EPS[4]	39,379,142		39,201,155		39,398,553		39,151,412

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.
3For the three and six months ended June 30, 2024 and 2023, management used a combined federal and state tax rate of 24.10% and 23.44%, respectively, to compute the tax effect of non-GAAP adjustments.
4For the purposes of calculating Non-GAAP diluted EPS for the three and six months ended June 30, 2024, non-GAAP diluted weighted average shares outstanding of 39,379,142 and 39,398,553, respectively were used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net (loss) income	$(60,200)	$18,960	$(49,198)	$27,522
Adjustments to GAAP net (loss) income:
Depreciation and amortization expense	7,647	6,710	15,166	13,285
Interest income, net	(3,313)	(839)	(6,204)	(1,393)
(Benefit from) provision for income taxes	(17,674)	576	(14,050)	666
Stock-based compensation expense	9,560	12,823	23,129	25,589
Impairment charge[2]	110,304	—	110,304	—
Non-recurring litigation related expenses	—	—	4,823	—
Adjusted EBITDA	$46,324	$38,230	$83,970	$65,669

Revenue	$299,403	$261,499	$578,058	$502,897
Adjusted EBITDA	$46,324	$38,230	$83,970	$65,669
Adjusted EBITDA margin	15.5%	14.6%	14.5%	13.1%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents charges associated with the impairment of the immersive healthcare asset group during the three months ended June 30, 2024.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
United States	$218,180	$186,772	$31,408	16.8%	$—	$31,408	16.8%
International	81,223	74,727	6,496	8.7%	497	6,993	9.4%
Total	$299,403	$261,499	$37,904	14.5%	$497	$38,401	14.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
United States	$427,824	$358,651	$69,173	19.3%	$—	$69,173	19.3%
International	150,234	144,246	5,988	4.2%	(141)	5,847	4.1%
Total	$578,058	$502,897	$75,161	14.9%	$(141)	$75,020	14.9%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy	$203,502	$162,503	$40,999	25.2%	$324	$41,323	25.4%
Embolization and Access	95,901	98,996	(3,095)	(3.1)%	173	(2,922)	(3.0)%
Total	$299,403	$261,499	$37,904	14.5%	$497	$38,401	14.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy	$391,205	$307,483	$83,722	27.2%	$13	$83,735	27.2%
Embolization and Access	186,853	195,414	(8,561)	(4.4)%	(154)	(8,715)	(4.5)%
Total	$578,058	$502,897	$75,161	14.9%	$(141)	$75,020	14.9%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy
United States	$153,728	$123,051	$30,677	24.9%	$—	$30,677	24.9%
International	49,774	39,452	10,322	26.2%	324	10,646	27.0%
Total Thrombectomy	203,502	162,503	40,999	25.2%	324	41,323	25.4%
Embolization and Access
United States	64,452	63,721	731	1.1%		731	1.1%
International	31,449	35,275	(3,826)	(10.8)%	173	(3,653)	(10.4)%
Total Embolization and Access	95,901	98,996	(3,095)	(3.1)%	173	(2,922)	(3.0)%
Total	$299,403	$261,499	$37,904	14.5%	$497	$38,401	14.7%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy
United States	$304,013	$234,240	$69,773	29.8%	$—	$69,773	29.8%
International	87,192	73,243	13,949	19.0%	13	13,962	19.1%
Total Thrombectomy	391,205	307,483	83,722	27.2%	13	83,735	27.2%
Embolization and Access
United States	123,811	124,411	(600)	(0.5)%		(600)	(0.5)%
International	63,042	71,003	(7,961)	(11.2)%	(154)	(8,115)	(11.4)%
Total Embolization and Access	186,853	195,414	(8,561)	(4.4)%	(154)	(8,715)	(4.5)%
Total	$578,058	$502,897	$75,161	14.9%	$(141)	$75,020	14.9%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.